UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2021, Trinity Capital Inc. (the “Company”) entered into an open market sale agreement (the “Sales Agreement”) with Jefferies LLC, as sales agent and/or principal thereunder (the “Sales Agent”). Under the Sales Agreement, the Company may, but has no obligation to, issue and sell, from time to time, up to $50,000,000 in aggregate offering price of shares (the “Shares”) of its common stock, par value $0.001 per share, through the Sales Agent, or to it, as principal for its own account. The Company intends to use substantially all of the net proceeds from this “at-the-market” offering to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

Sales of the Shares, if any, will be made under the prospectus supplement, dated November 9, 2021 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated August 12, 2021 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method permitted by law and deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, or similar securities exchange, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

Under the terms of the Sales Agreement, the Sales Agent will receive a commission from the Company equal to 2.00% of the gross sales price of any Shares sold through the Sales Agent under the Sales Agreement and reimbursement of certain expenses. The Sales Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions.

Further details regarding the Sales Agreement and the “at-the-market” offering are set forth in the Prospectus filed by the Company with the Securities and Exchange Commission on November 9, 2021.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-257818), the prospectus, dated August 12, 2021, contained therein, and the Prospectus Supplement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP.
10.1	Open Market Sale Agreement, dated November 9, 2021, by and between Trinity Capital Inc. and Jefferies LLC.
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

November 9, 2021	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer

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